Exhibit 10.4

GUARANTY

DATED June 15, 2005

by

ENERSYS CAPITAL INC.

in favor of

SANPAOLO IMI S.p.A.

ALLEN & OVERY LLP

NEW YORK

THIS GUARANTY is dated June 15, 2005

AND MADE BY:

ENERSYS CAPITAL INC. (the Guarantor)

IN FAVOR OF:

SANPAOLO IMI S.p.A. (the Facility Agent) on behalf of the Finance Parties party to the Credit Facility described below.

BACKGROUND:

(A)	Enersys Holdings (Luxembourg) S.a.r.l., the Guarantor, the Facility Agent and the Finance Parties are concurrently entering into the Euro 25,000,000 credit facility dated June 15, 2005 (the Credit Facility).

(B)	It is a condition precedent to the obligations of the Finance Parties under the Credit Facility that the Guarantor give this Guaranty.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

Capitalized terms defined in the Credit Facility have, unless otherwise defined in this Guaranty, the same meaning in this Guaranty.

1.2	Construction

(a)	Includes and including are not limiting.

(b)	Or is not exclusive.

(c)	All includes any and any includes all.

(d)	The term law includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

(e)	A reference to a law is a reference to that law as amended or re-enacted and to any successor law.

(f)	A reference to an agreement is a reference to that agreement as amended, supplemented, restated or novated.

(g)	Clause headings used in this Agreement are for convenience only. They are not a part of this Agreement and shall not be used in construing it.

2.	GUARANTY

2.1	Guaranty

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party prompt payment and performance by the Company of the Company’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall forthwith on demand by the Facility Agent pay that amount as if the Guarantor instead of the Company were expressed to be the principal obligor; and

(c)	indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal.

The obligations guaranteed by the Guarantor under this Clause and the losses and liabilities against which the Guarantor indemnifies the Finance Parties under this Clause are referred to, collectively, as the Guaranteed Obligations and, in each case, include all amounts that would become due but for the operation of the automatic stay under section 362(a) of the United States Bankruptcy Code of 1978.

2.2	Continuing guaranty

(a)	This Guaranty creates a continuing guaranty and will remain in full force and effect until the irrevocable and indefeasible payment in full of the ultimate balance of the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part.

(b)	If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of the Guarantor or the Company or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, the Guarantor or the Company or any of their respective properties), any payment received by any Finance Party in respect of the Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned by any Finance Party, this Guaranty will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

(c)	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

2.3	Consideration and enforceability

(a)	The Guarantor represents, warrants and agrees that:

(i)	it will receive valuable direct and indirect benefits as a result of the transactions financed by the Loans under the Credit Facility; and

(ii)	these benefits will constitute “reasonably equivalent value” and “fair consideration” as those terms are used in the fraudulent transfer laws.

(b)	The Guarantor acknowledges and agrees that each of the Finance Parties has acted in good faith in connection with this Guaranty and the transactions contemplated by the Credit Facility.

(c)	This Guaranty shall be enforceable against the Guarantor to the maximum extent permitted by the fraudulent transfer laws.

(d)	For purposes of this Clause, “fraudulent transfer laws” mean applicable United States bankruptcy and State fraudulent transfer and conveyance statutes and the related case law.

2.4	Solvency

The Guarantor makes the following representations and warranties to each Finance Party:

(a)	The sum of the Guarantor’s debts (including its obligations under this Guaranty) is less than the value of the Guarantor’s property (calculated at the lesser of fair valuation and present fair saleable value).

(b)	The capital of the Guarantor is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted.

(c)	The Guarantor has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay as they mature.

(d)	The Guarantor has not made a transfer or incurred an obligation under this Guaranty with the intent to hinder, delay or defraud any of its present or future creditors.

(e)	For purposes of this Clause:

(i)	debt means any liability on a claim;

(ii)	claim means:

(A)	any right to payment, whether or not that right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or

(B)	any right to an equitable remedy for breach of performance if that breach gives rise to a right to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

(iii)	terms used in this Clause shall be construed in accordance with the applicable United States bankruptcy and New York fraudulent conveyance statutes and the related case law.

3.	SURETYSHIP PROVISIONS

3.1	Nature of Guarantor’s obligations

The Guarantor’s obligations under this Guaranty are independent of any obligation of the Company or any other person, and a separate action or actions may be brought and prosecuted against the Guarantor under this Guaranty whether or not any action is brought or prosecuted against the Obligors or any other person and whether or not the Company or any other person is joined in any action under this Guaranty. This is a guaranty of payment and not merely of collection.

3.2	Waiver of defenses

(a)	The obligations of the Guarantor under this Guaranty will not be affected by, and the Guarantor irrevocably waives any defense it might have by virtue of, any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Guaranty, including (whether or not known to it or any Finance Party):

(i)	any time, forbearance, extension or waiver granted to, or composition or compromise with, the Company or any other person;

(ii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iii)	any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the Company or any other person;

(iv)	any amendment or variation (however fundamental) or restatement, replacement or novation of a Finance Document or any other document, guaranty or security so that references to that Finance Document in this Guaranty shall include each amendment, variation, restatement, replacement and novation;

(v)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document, guaranty or security, to the intent that the Guarantor’s obligations under this Guaranty shall remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity;

(vi)	any avoidance, postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Company under a Finance Document resulting from any bankruptcy, insolvency, receivership, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor’s obligations under this Guaranty be construed as if there were no such circumstance; or

(vii)	the acceptance or taking of other guaranties or security for the Guaranteed Obligations, or the settlement, release or substitution of any guaranty or security or of any endorser, guarantor or other obligor in respect of the Guaranteed Obligations.

(b)	The Guarantor unconditionally and irrevocably waives:

(i)	diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of the Company to the Finance Parties, notice of acceptance of this Guaranty, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency or bankruptcy;

(iii)	the benefit of any statute of limitations affecting the Company’s obligations under the Finance Documents or the Guarantor’s obligations under this Guaranty or the enforcement of this Guaranty; and

(iv)	any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to the Guarantor by the Company or any Finance Party.

(c)	The Guarantor irrevocably and unconditionally authorizes the Finance Parties to take any action in respect of the Guaranteed Obligations or any collateral or guaranties securing them or any other action that might otherwise be deemed a legal or equitable discharge of a surety, without notice to or the consent of the Guarantor and irrespective of any change in the financial condition of the Company.

3.3	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on their behalf) to proceed against or enforce any other rights, security or other guaranty or claim payment from the Company or any other person before claiming from the Guarantor under this Guaranty.

3.4	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and indefeasibly paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security, guaranties or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guaranty, without liability to pay interest on those moneys.

3.5	Non-competition

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and indefeasibly paid in full, the Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Guaranty:

(a)	be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor’s liability under this Guaranty;

(b)	claim, rank, prove or vote as a creditor of the Company or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(c)	receive, claim or have the benefit of any payment, distribution or security from or on account of the Company, or exercise any right of set-off as against the Company,

unless the Facility Agent otherwise consents or directs in writing. The Guarantor shall hold in trust for and forthwith pay or transfer to the Facility Agent (or as directed by the Facility Agent) for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause.

3.6	Additional security

This Guaranty is in addition to and are not in any way prejudiced by any other guaranty or security now or subsequently held by any Finance Party.

3.7	Election of remedies

The Guarantor understands that the exercise by the Facility Agent and the other Finance Parties of certain rights and remedies contained in the Finance Documents may affect or eliminate the Guarantor’s right of subrogation and reimbursement against the Obligors and that the Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty. The Guarantor expressly authorizes the Facility Agent and the other Finance Parties to pursue their rights and remedies with respect to the Guaranteed Obligations in any order or fashion they deem appropriate, in their sole and absolute discretion, and waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, exoneration or subrogation or any other rights or remedies of the Guarantor against the Borrower, any other person or any security, whether resulting from any election of rights or remedies by the Facility Agent or the other Finance Parties, or otherwise.

3.8	Information concerning the Obligors

The Guarantor represents and warrants to each Finance Party that the Guarantor is affiliated with each Obligor and is otherwise in a position to have access to all relevant information bearing on the present and continuing creditworthiness of each Obligor and the risk that the Company will be unable to pay the Guaranteed Obligations when due. The Guarantor waives any requirement that any Finance Party advise the Guarantor of information known to that Finance Party regarding the financial condition or business of the Company, or any other circumstance bearing on the risk of non-performance of the Guaranteed Obligations, and the Guarantor assumes sole responsibility for keeping informed of the financial condition and business of each Obligor.

4.	RIGHTS AND REMEDIES

4.1	Enforcement by Facility Agent

The Guarantor agrees that the Facility Agent may enforce this Guaranty for and on behalf of the Finance Parties.

4.2	No marshaling

Except to the extent required by applicable law, neither the Facility Agent nor any other Finance Party will be required to marshal any collateral securing, or any guaranties of, the Guaranteed Obligations, or to resort to any item of collateral or any guaranty in any particular order, and the Finance Parties’ rights with respect to any collateral and guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, the Guarantor irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshaling of collateral or guaranties or any other law which might cause a delay in or impede the enforcement of the Finance Parties’ rights under this Guaranty or any other agreement.

4.3	Facility Agent’s duties

The grant to the Facility Agent under this Guaranty of any right or power does not impose upon the Facility Agent any duty to exercise that right or power.

4.4	Set-off

A Finance Party may set off any matured obligation owed by the Guarantor under this Guaranty (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

5.	NOTICES

5.1	Giving of notices

All notices or other communications under or in connection with this Guaranty shall be given in writing. Any notice will be deemed to be given:

(a)	if by mail or courier, when delivered; and

(b)	if by facsimile, when sent with confirmation of transmission,

except that a notice given on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

5.2	Addresses for notices

(a)	The address and facsimile number of the Guarantor are:

2366 Bernville Road,

Reading, PA 19605

Facsimile:	610-208-1671
Attention:	Michael T. Philion

(b)	The address and facsimile number of the Facility Agent are:

c/o Corporation Service Company

1133 Avenue of the Americas; Suite 3100

New York, NY 10036

Phone:	212-299-5600

(c)	Either party may change its address or facsimile number for notices by a notice to the other party given in accordance with this Clause 5.

6.	JURISDICTION

6.1	Submission

For the benefit of the Facility Agent and the other Finance Parties, the Guarantor agrees that any New York State court or Federal court sitting in the City and County of New York has jurisdiction to settle any disputes in connection with this Guaranty and accordingly submits to the jurisdiction of those courts.

6.2	Service of process

Without prejudice to any other mode of service, the Guarantor:

(a)	irrevocably appoints:

CSC, 1133 Avenue of the Americas; Suite 3100, New York, New York 10036 as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with this Guaranty and the Credit Agreement;

(b)	agrees to maintain an agent for service of process in the State of New York until this Guaranty is terminated in accordance with the provisions of Clause 2.2(a) (Continuing guaranty) above;

(c)	agrees that failure by a process agent to notify the Guarantor of the process will not invalidate the proceedings concerned;

(d)	consents to the service of process relating to any proceedings by a notice given in accordance with Clause 5 (Notices) above; and

(e)	agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the Guarantor shall immediately appoint a further person in the State of New York to accept service of process on its behalf in the State of New York and, if the Guarantor does not appoint a process agent within 15 days, the Facility Agent is entitled and authorized to appoint a process agent for the Guarantor by notice to the Guarantor.

6.3	Forum convenience and enforcement abroad

The Guarantor:

(a)	waives objection to the New York State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Guaranty; and

(b)	agrees that a judgment or order of a New York State or Federal court in connection with this Guaranty is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

6.4	Non-exclusivity

Nothing in this Clause 6 limits the right of the Facility Agent or any other Finance Party to bring proceedings against the Guarantor in connection with this Guaranty:

(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.

7.	GENERAL PROVISIONS

7.1	Amendments and waivers

(a)	No amendment or waiver of any provision of this Guaranty will be effective unless it is in writing and signed by the Guarantor and the Facility Agent.

(b)	A waiver will be effective only in the specific instance and for the specific purpose for which it is given.

7.2	Waivers and remedies cumulative

(a)	The rights of the Facility Agent and the other Finance Parties under this Guaranty:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of their rights under other guaranties or agreements or law; and

(iii)	may be waived only in writing and specifically.

(b)	Delay in the exercise or non-exercise of any right is not a waiver of that right.

(c)	No notice to or demand upon the Guarantor will entitle the Guarantor to any further, subsequent or other notice or demand in similar or any other circumstances.

7.3	Successors and assigns

This Guaranty will be binding upon and inure to the benefit of the Guarantor, the Facility Agent and the other Finance Parties and their respective successors and assigns, except that the Guarantor may not assign its obligations under this Guaranty, and any purported assignment by the Guarantor shall be void and of no effect.

7.4	Costs, expenses and taxes

The Guarantor agrees to pay to the Facility Agent and the other Finance Parties on demand all costs, expenses (including legal fees and expenses) and taxes incurred or arising in connection with the preparation, documentation, negotiation, execution, delivery, administration or enforcement of this Guaranty or any amendment of or waiver or consent under this Guaranty.

7.5	Indemnity

(a)	The Guarantor agrees to indemnify the Facility Agent, the other Finance Parties and their respective affiliates, directors, officers, representatives and agents from and against all claims, liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against any of them by any person (including any Finance Party) in any way relating to or arising out of:

(i)	this Guaranty or any default under or breach of this Guaranty by the Guarantor; or

(ii)	any action taken or omitted by the Facility Agent under this Guaranty or any enforcement of this Guaranty,

but the Guarantor will not be liable to an indemnified party to the extent any liability results from that indemnified party’s gross negligence or willful misconduct.

(b)	Payment by an indemnified party will not be a condition precedent to the obligations of the Guarantor under this indemnity.

(c)	This Clause and Clause 7.4 will survive the initial Drawdown Date, the making and repayment of the Loans, any novation, transfer or assignment of the Loans and the termination of this Guaranty.

7.6	Waiver of immunity

To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its properties, the Guarantor irrevocably waives that immunity in respect of its obligations under this Guaranty.

7.7	Governing law

This Guaranty is governed by the laws of the State of New York.

7.8	Severability

If a provision of this Guaranty is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Guaranty; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Guaranty.

7.9	Counterparts

This Guaranty may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guaranty.

7.10	Integration

This Guaranty contains the complete agreement between the Finance Parties and the Guarantor with respect to the matters to which it relates and supersedes all prior commitments, agreements and understandings, whether written or oral, with respect to those matters.

7.11	Waiver of Jury Trial

THE GUARANTOR AND THE FACILITY AGENT BY SIGNING BELOW (ON BEHALF OF ITSELF AND THE OTHER FINANCE PARTIES) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

This Guaranty has been entered into on the date stated at the beginning of this Guaranty.

SIGNATORIES

Guarantor

ENERSYS CAPITAL INC.

By:	/s/ Michael G. Hastings
Name:	Michael G. Hastings
Title:	Treasurer

ACCEPTED AND AGREED:

Facility Agent

SANPAOLO IMI S.p.A., as Facility Agent, for and on behalf of the Finance Parties

By:	/s/ Massimo Locati
Name:	Massimo Locati
Title: